Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Everest Medical Corporation of our report dated January 17, 1997, included in the 1996 Annual Report to Shareholders of Everest Medical Corporation.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-40186, 33-64630 and 33-95030) pertaining to the 1989
Employee Stock Purchase Plan, Registration Statement on Form S-8 (No. 33-64594) pertaining to the 1992 Stock Option Plan, Registration Statement Form S-8 (No. 333-21383) pertaining to the 1986 Incentive Stock Option Plan and in Registration Statement Nos. 333-05729 and 333-10763 on Form S-3, dated June 17, 1996 and August 23, 1996, respectively, of Everest Medical Corporation of our report dated January 17, 1997, with respect to the financial statements incorporated herein by reference.


                                                       /s/ Ernst & Young LLP
                                                       ERNST & YOUNG LLP


Minneapolis, Minnesota
March 24, 1997